EXHIBIT 10.5
March 13, 2026
Mr. Peter Chapman
405 N. Hershey Rd.
Bloomington, IL 61704

Re: Extension of Executive Employment Agreement

Dear Mr. Chapman,

The Compensation Committee of HBT Financial, Inc., (the “Compensation Committee”), met in February, to review your performance and after determining satisfactory performance, approved the extension of your executive contract for one year and a new base salary.

Attached is Exhibit 1, to your Amendment to Employment Agreement dated March 15, 2024, which extends the Initial Expiration Date by one year and changes the Base Salary, as approved by the Compensation Committee. If you agree with the terms as set forth in Exhibit 1, please sign this letter.

Sincerely,

/s/ Eric Burwell
Eric Burwell
Chairman, HBT Financial, Inc., Compensation Committee

and

/s/ J. Lance Carter
J. Lance Carter
President and CEO, HBT Financial, Inc., and Heartland Bank and Trust Company

/s/ Peter Chapman
Peter Chapman, Chief Financial Officer, HBT Financial, Inc., and Heartland Bank and Trust Company

Date: 3/13/2026

Exhibit 1
(Modifies Exhibit A to Employment Agreement)
“Employee”: Peter Chapman
“Effective Date”: March 2, 2026
“Position”: Executive Vice President and Chief Financial Officer of HBT Financial, Inc.
and Heartland Bank and Trust Company
“Initial Expiration Date”: December 31, 2028
“Reporting Person”: President and Chief Executive Officer of HBT Financial, Inc. and Heartland Bank and Trust Company
“Location of Employment”: Principal headquarters of HBT Financial, Inc.
“Base Salary”: $373,901
“Target Bonus”: 40% of Base Salary
“Annual LTI Awards Target”: 40% of Base Salary
“Annual PTO Days”: 28 days (which includes vacation, personal, and sick days)
“Outside Covered Period Severance Months”: 6
“Covered Period Severance Amount”: 2 times the sum of your Base Salary and Target
Bonus for the year in which Involuntary Termination occurs
“COBRA Months”: 18
“Restricted Period”: 6 months following your Involuntary Termination outside of a
Covered Period or your Termination due to your Disability inside or outside of a Covered
Period; 12 months following your Termination initiated by HBT and Heartland for Cause or by you without Good Reason (including non-extension of the Employment Period by you in accordance with Section 2 above), in each case either inside or outside of a Covered
Period; or 24 months following your Involuntary Termination inside of a Covered Period